UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 5, 2012

Date of Report (Date of earliest event reported)

CIMAREX ENERGY CO.

(Exact name of registrant as specified in its charter)

Delaware	001-31446	45-0466694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 1800, Denver, Colorado	80203-4518
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  303-295-3995

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01                                    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Initial Results of Tender Offer and Consent Solicitation for 7.125% Senior Notes due 2017

On April 5, 2012, Cimarex Energy Co. (the “Company”) announced that it had received, pursuant to its previously announced cash tender offer (the “Tender Offer”) and related consent solicitation (the “Consent Solicitation”) for any and all of the outstanding 7.125% Senior Notes due 2017 (the “2017 Notes”), the requisite consents to adopt certain proposed amendments to the Indenture, dated as of May 1, 2007 (the “2007 Indenture”), among the Company, the subsidiary guarantors party thereto, and U.S. Bank National Association, as trustee (the “Trustee”).  The Tender Offer and Consent Solicitation are being made upon the terms and conditions set forth in an Offer to Purchase and Consent Solicitation Statement dated March 22, 2012.

The Company has been advised by the depositary agent for the Tender Offer and Consent Solicitation that, as of 5:00 p.m. New York City time, on April 4, 2012, (the “Consent Date”), consents have been validly delivered (and not validly revoked) with respect to $299.8 million aggregate principal amount of outstanding 2017 Notes, representing approximately 86% of the outstanding 2017 Notes, which 2017 Notes were validly tendered (and not validly withdrawn) on or before the Consent Date. The consents received by the Company exceeded a majority in aggregate principal amount of the outstanding 2017 Notes (the “requisite consent”).  The Company paid the tender offer consideration and the consent payment to the tendering holders of the 2017 Notes on April 5, 2012.

In conjunction with receiving the requisite consent, on April 5, 2012, the Company, the subsidiary guarantors party thereto and the Trustee entered into a supplemental indenture, dated as of April 5, 2012 (the “Supplemental Indenture,” and together with the 2007 Indenture, the “Indenture”), to the 2007 Indenture.  The Supplemental Indenture gives effect to the proposed amendments to the 2007 Indenture, which, among other things, eliminate substantially all restrictive covenants, including the covenants requiring the Company to provide certain reports, and certain events of default provisions.  The Supplemental Indenture is effective and the amendments to the 2007 Indenture became operative upon the Company’s purchase on April 5, 2012 of the 2017 Notes tendered prior to the Consent Date.

The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the 2007 Indenture, which is incorporated by reference as Exhibit 4.1 hereto, and the Supplemental Indenture, which is attached hereto as Exhibit 4.3 and incorporated by reference herein.

The Company will purchase any additional 2017 Notes validly tendered prior to the expiration of the Tender Offer for the tender offer consideration in accordance with the terms of the Tender Offer.  The Tender Offer will expire at 12:00 midnight, New York City time, on April 18, 2012, unless extended by the Company in its sole discretion.

Redemption of 7.125% Senior Notes due 2017

On April 4, 2012, the Company provided notice to the Trustee of its election to redeem, on May 7, 2012 (the “Redemption Date”), all 2017 Notes that are not tendered in the Tender Offer, at a redemption price of 103.563% of the principal amount of the 2017 Notes to be redeemed, plus any accrued and unpaid interest to the Redemption Date.  This announcement does not constitute a notice of redemption of the 2017 Notes.

ITEM 2.04                                    TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

To the extent required by Item 2.04 of Form 8-K, the information in Item 1.01 of this Current Report on Form 8-K under the heading “Redemption of 7.125% Senior Notes due 2017” is incorporated into this Item 2.04 of this Current Report on Form 8-K.

ITEM 3.03                                    MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

The information in Item 1.01 of this Current Report on Form 8-K under the heading “Initial Results of Tender Offer and Consent Solicitation for 7.125% Senior Notes due 2017” is incorporated into this Item 3.03 of this Current Report on Form 8-K.

ITEM 7.01                                    REGULATION FD DISCLOSURE

On April 5, 2012, the Company issued a press release announcing the initial results of the Tender Offer and Consent Solicitation and its entry into the Supplemental Indenture, as referenced above under Item 1.01 of this Current Report on Form 8-K.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01                                    FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits

Exhibit No.	Description
4.1

Senior Indenture dated as of May 1, 2007, by and among Cimarex Energy Co., the Subsidiary Guarantors party thereto and U.S. Bank National Association, as trustee, filed on May 2, 2007 as Exhibit 4.1 to the Company’s Current Report on Form 8-K and incorporated herein by reference.

4.2	Form of 7.125% Senior Notes due 2017 (included in Exhibit 4.1).
4.3	Supplemental Indenture dated as of April 5, 2012, by and among Cimarex Energy Co., the Subsidiary Guarantors party thereto and U.S. Bank National Association, as trustee.
99.1	Cimarex News Release, April 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIMAREX ENERGY CO.

Dated: April 5, 2012	By:	/s/ Paul Korus
Paul Korus
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
4.1

Senior Indenture dated as of May 1, 2007, by and among Cimarex Energy Co., the Subsidiary Guarantors party thereto and U.S. Bank National Association, as trustee, filed on May 2, 2007 as Exhibit 4.1 to the Company’s Current Report on Form 8-K and incorporated herein by reference.

4.2	Form of 7.125% Senior Notes due 2017 (included in Exhibit 4.1).
4.3	Supplemental Indenture dated as of April 5, 2012, by and among Cimarex Energy Co., the Subsidiary Guarantors party thereto and U.S. Bank National Association, as trustee.
99.1	Cimarex News Release, April 5, 2012.